UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2012

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 West 4800 North, Provo, UT		84604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to that certain Agreement and Plan of Merger, dated as of October 21, 2012 (the “Merger Agreement”), by and among Ancestry.com Inc., a Delaware corporation (the “Company”), Global Generations International Inc. (“Parent”), a Delaware corporation, and Global Generations Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Acquiring Parties”), Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent is controlled by investment funds advised by Permira Advisers, LLC (“Permira IV”), and, following the Merger, one or more investment funds affiliated with each of Spectrum Equity Investors and certain other co-investors (collectively, other than Permira IV, the “Co-Investors” and, collectively with Permira IV, the “Equity Investors”) indirectly own interests in Parent.

Pursuant to the Merger Agreement, on December 28, 2012, each outstanding share of common stock of the Company (other than any shares owned by the Company or the Acquiring Parties and holders who have otherwise agreed with Parent or by any stockholders who are entitled to and who properly exercised appraisal rights under Delaware law (collectively, the “Excluded Shares”)), was cancelled and converted automatically into the right to receive $32.00 in cash (the “Merger Consideration”), without interest. In connection with the closing of the Merger, the Company’s Chief Executive Officer and Chief Financial Officer and another employee of the Company rolled over certain of their existing equity interests in the Company into indirect equity interests of Parent.

The description of the Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2012.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all shares of the Company’s common stock were cancelled and, other than the Excluded Shares, were converted into the right to receive the Merger Consideration. Accordingly, on December 28, 2012, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove the Company’s common stock from listing on NASDAQ and requested that NASDAQ file with the SEC an application on Form 25 to report the delisting of the Company’s common stock from NASDAQ. On December 28, 2012, in accordance with the Company’s request, NASDAQ will file the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.	Material Modifications to Rights of Security Holders

As a result of the consummation of the Merger on December 28, 2012, each outstanding share of the Company’s common stock (other than the Excluded Shares) was converted into the right to receive the Merger Consideration.

Additionally, immediately prior to the effective time of the Merger, except as described below, each option to purchase shares of Common Stock (which options are referred to as “Company stock options”), whether vested or unvested, that was then outstanding, was converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Common Stock subject to such Company stock option and (b) the excess, if any, of $32.00 over the exercise price per share of Common Stock subject to such Company stock option, less such amounts required to be withheld or deducted under applicable tax provisions. Pursuant to rollover agreements entered into between Parent and each of the Company’s Chief Executive Officer and Chief Financial Officer, certain Company stock options held by such individuals were converted into options to purchase equity interests in an indirect parent entity of the Company.

Also, immediately prior to the effective time of the Merger, except as described below, each award of restricted stock units with respect to shares of Common Stock (which awards are referred to as “Company RSU Awards”) that was then outstanding, became fully vested (without regard to any performance conditions) and was converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Common Stock subject to such Company RSU Award multiplied by (b) $32.00, less such amounts as are required to be withheld or deducted under applicable tax provisions. Pursuant to rollover agreements entered into between Parent and each of the Company’s Chief Executive Officer and Chief Financial Officer and another employee that agreed to roll over stock options, certain Company RSU Awards held by such individuals were converted into restricted stock units of an indirect parent entity of the Company.

Item 5.01.	Changes in Control of Registrant

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Parent funded the Merger Consideration through equity financing obtained from the Equity Investors and entry into a new $670.0 million term loan and $50.0 million revolving loan facility with a syndicate of financial institutions led by Barclays Bank PLC, as administrative agent and collateral agent, and the issuance of $300.0 million 11.00% Senior Notes due 2020 by Merger Sub, the obligations of which were assumed by the Company upon the consummation of the Merger. As of the effective time of the Merger, the Company is indirectly beneficially owned approximately 54% by Permira IV. Pursuant to stockholders agreements entered into Permira IV, the Co-Investors and members of our management, Permira IV controls the Company through its right to appoint the board of directors of our indirect parent company and, subject to certain limitations, its ability to direct the vote of the Co-Investors and members of our management.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2012.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, all of the directors of the Company resigned from their positions as directors of the Company, as of the effective time of the Merger. Also, in accordance with the terms of the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub were appointed the directors of the Company and the incumbent officers of the Company immediately prior to the effective time of the Merger were appointed as officers of the Company.

Item 8.01.	Other Events

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2012, by and among Global Generations International Inc., Global Generations Merger Sub Inc. and Ancestry.com Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2012)

99.1	Press Release Announcing Closing of Merger, dated December 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.

BY:	/s/ William C. Stern
William C. Stern
General Counsel

Date: December 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2012, by and among Global Generations International Inc., Global Generations Merger Sub Inc. and Ancestry.com Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2012)

99.1	Press Release Announcing Closing of Merger, dated December 28, 2012